Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-263864 and No. 333-249702) on Form S-3 of our report dated August 2, 2023, with respect to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation.

/s/ KPMG LLP

McLean, Virginia
August 2, 2023